                                                                     EXHIBIT 3.2


                                     BYLAWS
                                       OF
                    KFC NATIONAL PURCHASING COOPERATIVE, INC.


                                    ARTICLE I

                                     Offices


         1.1 Registered Office. The address of the registered office of KFC National Purchasing Cooperative, Inc. (the "Cooperative") shall be No. 100 West Tenth Street, Wilmington, Delaware, until altered as provided by law.

         1.2 Principal Office. The principal office of the Cooperative shall be in Louisville, Kentucky until altered by the Board of Directors.

         1.3 Other Offices. The Cooperative may maintain other offices within or without the state where its registered and principal offices are located, as the Board of Directors may from time to time establish.

                                   ARTICLE II

                               Stockholder Members

         2.1 Stockholder Eligibility. The following persons, firms or entities shall be eligible to be stockholders in the Cooperative:

                  (a) Each sole proprietor, partnership, corporation or other entity who is or becomes a direct or indirect Kentucky Fried Chicken franchisee or licensee of KFC Corporation, a Delaware corporation, or its successors, assigns, affiliates, or related companies.

                  (b) Each of KFC National Management Company, a Delaware Corporation ("KFC Management"), and Pepsi-Cola Canada Ltd. ("KFC Canada"), and their respective successors as operators of KFC outlets.

                  (c) The KFC National Council and Advertising Cooperative, Inc., a Delaware non-stock corporation ("NCAC").

                  (d) Each sole proprietor, partnership, corporation or other entity who is or becomes a direct or indirect Kentucky Fried Chicken franchisee or licensee of Kentucky Fried Chicken International Holdings, Inc., a Delaware corporation, or its successors, assigns, affiliates, or related companies.

                  (e) Each sole proprietor, partnership, corporation or other entity who is or becomes a direct or indirect Taco Bell franchisee or licensee of Taco Bell Corp., a California corporation, or its successors, assigns, affiliates, or related companies.

         Only persons, firms or entities which own of record a share of the Cooperative's Membership Common Stock shall be eligible to purchase shares of the Cooperative's Store Common Stock. As used in these Bylaws, the term "franchise" includes licenses where appropriate in the context.

         2.2 Stockholder Membership Requirements. Each person, firm or entity which is eligible to be a stockholder member in the Cooperative shall be a stockholder member in the Cooperative when and if that person, firm or entity
(a) purchases one share of the Cooperative's Membership Common Stock and (b) purchases that number of shares of the Cooperative's Store Common Stock which equals (i) the total number of Kentucky Fried Chicken retail outlets located in all states of the United States and the District of Columbia (collectively, the "United States") owned and operated by such person, firm or entity, (ii) the total number of Kentucky Fried Chicken retail outlets located in any one country other than the United States and Canada in any one international territory (a "Foreign Territory") owned and operated by such person, firm or entity, (iii) the total number of Kentucky Fried Chicken retail outlets located in all provinces of Canada owned and operated by such person, firm or entity, or (iv) the total number of Taco Bell retail outlets wherever located owned and operated by such person, firm or entity. For purposes of this Section 2.2, (a) the term "total number...of retail outlets" means the total number of traditional retail outlets, plus one-half rounded up to the nearest even number of the total number of non-traditional outlets, and (b) the term "non-traditional retail outlet" means an outlet with more than one of the following characteristics: (i) a five-year or shorter license, (ii) a limited menu, (iii) sales from a kiosk or other transportable unit, (iv) sales from a segregated food service area at a location in a facility (such as an airport, athletic stadium, university or school) established for a primary purpose other than selling food for reasonably immediate consumption, (v) anticipated sales volume less than anticipated sales volume for a traditional unit, (vi) sales in conjunction with sales of another food concept, or (vii) such other characteristics as the Board of Directors may determine are indicative of a non-traditional retail outlet. If a stockholder member at any time becomes an owner and operator of additional Kentucky Fried Chicken retail outlets within the United States, Canada or within a Foreign Territory, or of additional Taco Bell retail outlets wherever located, as the case may be, he shall purchase one additional share of Store Common Stock for each such additional traditional retail outlet or for each additional two non-traditional retail outlets as the case may be.

         2.3 Multiple Franchises. No person, firm or entity shall be entitled to own, directly or indirectly, beneficially or of record, an interest in more than one (1) share of the Cooperative's Membership Common Stock (the "Base Share") regardless of the number of Kentucky Fried Chicken or Taco Bell retail outlets owned and operated by such person, firm or entity, excluding (a) any interest which any franchisee may have in the share of the Cooperative's Series L Membership Common Stock held by the NCAC, (b) any interest which any franchisee may have in either (i) one (but only one) share of the Cooperative's Series A through I Membership Common Stock if a franchisee's Base Share is a share of the Cooperative's Series N through Q Membership Common Stock or (ii) one (but only one) share of the Cooperative's Series N through Q Membership Common Stock if a franchisee's Base Share is a share of the Cooperative's Series A through I Membership Common Stock, (c) if a franchisee's Base Share is not a share of the Cooperative's Series J Membership Common Stock, any interest which any franchisee may have in one (but only one) share of the Cooperative's Series J Membership Common Stock, (d) if a franchisee's Base Share is not a share of the Cooperative's Series M Membership Common Stock, any interest which any franchisee may have in one (but only one) share of the Cooperative's Series M Membership Common Stock, (e) any interest which KFC Management may have in KFC Canada's Series M share, and any interest which KFC Canada may have in KFC Management's Series K share by reason of KFC Management and KFC Canada each being subsidiaries or divisions of PepsiCo Inc., and (f) any interest which any franchisee may have in a share of the Cooperative's Membership Common Stock (i) held by a person, firm or entity in which the franchisee owns 50% or less in the aggregate of the outstanding ownership interests, and (ii) with respect to which the franchisee refrains from voting or participating in the voting of the share of Membership Common Stock. Where more than one (1) person, firm or entity are designated as franchisees of one (1) or more retail outlets, such persons, firms or entities shall be considered as a single person, firm or entity for stockholder purposes. The person, firm or entity who owns more than 50% in the aggregate of the outstanding ownership interest of the person, firm or entities owning and operating a Kentucky Fried Chicken or Taco Bell retail outlet shall be, unless such person designates otherwise, the person, firm or entity entitled to own the share of Membership Common Stock representing such franchise operation. Where no person, firm or entity owns more than 50% in the aggregate of the outstanding ownership interests of the person, firm or entity owning and operating a Kentucky Fried Chicken or Taco Bell retail outlet and none of such persons, firms or entities own, directly or indirectly, an interest in a share of Membership Common Stock of the Cooperative, such persons, firms or entities shall be entitled to designate the person, firm or entity from among themselves who shall be entitled to own the share of Membership Common Stock.

         2.4 Divisions of Membership Common Stock into Series. (a) Each Kentucky Fried Chicken stockholder member other than KFC National Management Company, Harman Management Corporation ("Harman"), Scott's Restaurants Inc. ("Scotts"), and NCAC shall be entitled to purchase one share of Membership Common Stock of one of the following series set forth in Column 1 below, but only if such stockholder member owns or operates, or pursuant to Section 2.3 hereof, is deemed to own or operate, a Kentucky Fried Chicken retail outlet in one or more of the areas set forth in the corresponding line(s) of Column 2 below:

              COLUMN 1                   COLUMN 2
              --------                   --------
               SERIES                     AREA

                  A        Indiana, Michigan, Ohio and West Virginia.

                  B        Arkansas, Colorado, Kansas, Missouri, New Mexico,
                           Oklahoma and Texas.

                  C        Connecticut, Delaware, District of Columbia, Maine,
                           Maryland, Massachusetts, New Hampshire, New Jersey,
                           New York, Pennsylvania, Rhode Island and Vermont.

                  D Alaska, Hawaii, Idaho, Montana, Oregon, Washington and Wyoming.

                  E        Alabama, Florida, Georgia, Kentucky, Louisiana,
                           Mississippi, North Carolina, South Carolina,
                           Tennessee and Virginia.

                  F        Illinois, Iowa, Minnesota, Nebraska, North Dakota,
                           South Dakota and Wisconsin.

                  G        Arizona, California, Nevada and Utah.

                  J        Foreign Territories other than Canada.

                  M        Canada.

         The Series of Membership Common Stock to be issued shall be designated by the stockholder member, or in the absence of such designation, by the Cooperative.

                  (b) Each Taco Bell stockholder member shall be entitled to purchase one share of Membership Common Stock of one of the following series set forth in Column 1 below (a "Taco Bell Membership Share"), but only if such stockholder member owns or operates, or pursuant to Section 2.3 hereof, is deemed to own or operate, a Taco Bell retail outlet in one or more of the areas ("Taco Bell Areas") set forth in the corresponding line of Column 2 below, and only if the number of shares of Store Common Stock indicated in the corresponding line(s) of Column 3 below have in the aggregate been purchased by stockholder members with respect to Taco Bell retail outlets ("Taco Bell Store Shares").

                     COLUMN 1            COLUMN 2                           COLUMN 3
                     --------            --------                           --------
                                                                          NUMBER OF TACO
                      SERIES          TACO BELL AREAS                    BELL STORE SHARES
                      ------          ---------------                    -----------------
I                        N              1 through 6             Less than 400
II                       O              1 through 6             Less than 650, but 400 or more
III                      O              1, 2 and 3              Less than 900, but 650 or more
                         P              4, 5 and 6
IV                       O                1 and 2
                         P                3 and 4               900 or more
                         Q                5 and 6

         The Taco Bell Areas listed in Column 1 below include the areas set forth in the corresponding line(s) of Column 2 below.

             COLUMN 1                         COLUMN 2
             --------                         --------

                SERIES                          AREA

                  1 (Northeast): Connecticut, Delaware, District of Columbia, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, Vermont, Virginia and West Virginia.

                  2 (Southeast): Alabama, Florida, Georgia, Kentucky, Mississippi, North Carolina, South Carolina and Tennessee.

                  3 (Midwest): Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, and Wisconsin

                  4 (Southwest): Arkansas, Arizona, Louisiana, New Mexico, Oklahoma and Texas.

                  5 (Northwest): Alaska, Colorado, Idaho, Montana, Oregon, Utah, Washington, Wyoming and Northern California (all of California except Counties of San Luis Obispo, Santa Barbara, Kern, Ventura, Los Angeles, San Bernadino, Orange, Riverside, San Diego and Imperial).

                  6 (Far West): Hawaii, Guam, Nevada and the California Counties of San Luis Obispo, Santa Barbara, Kern, Ventura, Los Angeles, San Bernadino, Orange, Riverside, San Diego and Imperial.

                  (c) If Taco Bell franchisees shall at any time own less than 400 Taco Bell Store Shares, then all Taco Bell Membership Shares shall automatically be Series N Shares. If Taco Bell franchisees shall at any time own 400 or more Taco Bell Store Shares, then there shall be no Series N Shares issued or outstanding. If Taco Bell franchisees shall at any time own 400 or more but less than 650 Taco Bell Store Shares, then all Taco Bell Membership Shares owned by Taco Bell franchisees shall automatically be Series O shares. If Taco Bell franchisees shall at any time own 650 or more but less than 900 Taco Bell Store Shares, then all Taco Bell Membership Shares owned by Taco Bell franchisees shall automatically be Series O or Series P shares depending on the franchisee's Taco Bell Area as determined pursuant to Section 2.4(b) hereof. If Taco Bell franchisees shall at any time own 900 or more Taco Bell Store Shares, then all Taco Bell Membership Shares owned by Taco Bell franchisees shall automatically be Series O, Series P or Series Q shares depending on the franchisee's Taco Bell Area as determined pursuant to Section 2.4(b) hereof. Certificates representing all Taco Bell Membership Shares, Series N through Q, shall set forth the following legend:

                  Pursuant to Section 2.4 of the Cooperative's Bylaws, the Share of Membership Common Stock represented by this certificate is automatically either a Series N, O, P or Q share depending on the number of the Cooperative's shares of Store Common Stock sold with respect to Taco Bell retail outlets and depending on the geographic location of the Taco Bell retail outlets owned and operated by the holder hereof. The holder's rights with respect to the election of members of the Cooperative's Board of Directors vary depending on the Series represented hereby. The Series represented hereby may be confirmed or determined by contacting the Cooperative's Secretary at the Cooperative's registered office.

                  The Series of Membership Common Stock to be issued shall be designated by the stockholder member, or in the absence of such designation, by the Cooperative.

                  (d) Harman, Scotts, KFC National Management Company, and the NCAC shall be entitled to purchase one (1) share of one of the Series of Membership Common Stock set forth below opposite its name:

                Stockholder Member                          Series
                ------------------                          ------
             Harman                                           H
             Scott's                                          I
             KFC National Management Company                  K
             NCAC                                             L

                  (e) If Harman shall at any time own or operate less than 100 Kentucky Fried Chicken outlets in the United States, or if Scotts shall at any time own or operate less than 100 Kentucky Fried Chicken outlets in Canada or if KFC National Management Company shall own or operate less than 200 Kentucky Fried Chicken outlets in the United States, then the share of the Membership Common Stock owned by Harman, Scotts, or KFC National Management Company, as the case may be, shall be exchanged for one share of Membership Common Stock of such other Series as such person is eligible to purchase as provided in Section 2.4 hereof. The Series of Membership Common Stock to be issued in such exchange shall be designated by such person, or in the absence of such designation, by the Cooperative.

                  (f) No person, firm or entity shall be entitled to purchase any of the Series R through Series Z shares of Membership Common Stock.

         2.5      Mandatory Redemptions; Restrictions on Transfers.

                  (a) Unless otherwise prohibited by law, the Cooperative shall promptly redeem shares of Membership Common Stock held by persons, firms or entities who no longer qualify as members. The redemption price for each share of Membership Stock shall be Ten Dollars ($10.00), which shall be payable in cash, except that, if the Cooperative shall be prohibited by law from redeeming such share in cash because such payment would impair the capital of the Cooperative or otherwise, the Cooperative shall in lieu thereof issue to the holder of such share a non-interest bearing promissory note payable whenever the Cooperative shall no longer be prohibited by law from making such payment.

                  (b) In the event the holder of any one or more shares of Store Common Stock receives a bona fide offer ("Bona Fide Offer") to purchase such share(s) of Store Common Stock and such holder shall desire to sell, assign, transfer or otherwise convey such share(s) in accordance with the terms of such Bona Fide Offer, such holder shall first offer in writing to sell such share(s) to the Cooperative upon the terms set forth in the Bona Fide Offer. The Cooperative shall have ninety (90) days from its receipt of such offer in which it may either accept or reject such offer. The Cooperative may accept such offer by tendering to the holder of such share(s) the purchase price therefor, subject to the tender by such holder of the certificates to be purchased by the Cooperative duly endorsed for transfer to the Cooperative. If the Cooperative fails to respond to such offer within said ninety (90) day period, such offer shall be deemed to have been rejected. Within sixty (60) days after such offer is rejected or deemed rejected, the holder of such share(s) may sell, assign, or otherwise transfer such share(s) to the person named in the Bona Fide Offer upon terms no less favorable than those set forth therein; provided that no such transfer shall be made to any person, firm or entity which does not at the time of such transfer qualify as a stockholder member. If such share(s) are not sold, assigned, transferred or otherwise conveyed within said sixty (60) day period, then they may not be sold, assigned or transferred without the holder thereof again offering such share(s) to the Cooperative in accordance with the provisions of this Section 2.5. Each purchaser, assignee or transferee of Store Common Stock shall be bound by the terms of these Bylaws. The Cooperative may from time to time purchase shares of its Store Common Stock at the request of holders who no longer own or operate KFC or Taco Bell retail outlets with respect to the offered share, all in accordance with such specific policies and guidelines and upon such specific terms and conditions as the Board of Directors may from time to time adopt and from time to time deem advisable.

                                   ARTICLE III

               Meetings of Stockholder Members of the Cooperative

         3.1 Annual Meeting of Stockholder Members. An annual meeting of stockholder members of the Cooperative shall be held each year at a time and place selected by the Board of Directors.

         3.2 Notice of Annual Meeting. Written notice of the time and place of the annual meeting shall be mailed to stockholder members entitled to vote as shown by the records of the Cooperative not less than twenty (20) nor more than sixty (60) days prior to the meeting which notice shall state the place, date and hour of the meeting.

         3.3 Delayed Annual Meeting. If, for any reason, the annual meeting of the stockholder members shall not be held on the day designated, such meeting may be called and held as a special meeting, and the same proceedings may be had at such meeting as at an annual meeting and the notice of such meeting shall be the same as required for the annual meeting.

         3.4 Special Meetings of Stockholder Members. Special meetings of the stockholder members may be called at any time by the Chairman of the Board of Directors, President or by one-third (1/3) of the voting members of the Board of Directors, upon not less than twenty (20) nor more than sixty (60) days written notice which shall state the place, date, hour and purpose or purposes of the meeting.

         3.5 Waiver of Notice by Attendance. Attendance at a meeting, whether annual or special, shall be a waiver of notice, unless attendance is expressly for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         3.6 Quorum. Presence in person or by proxy of stockholder members representing a majority of the stockholder members entitled to vote at such meeting shall constitute a quorum at such meeting. A quorum shall not be lost by the departure of stockholder members before adjournment.

         3.7 Who Entitled to Vote; Proxies. Each stockholder member owning a share of the Cooperative's Membership Common Stock shall be entitled to one (1) vote in person or by proxy upon each matter on which such stockholder member is entitled to vote. Proxies shall be valid only if signed by the stockholder member, dated and filed with the Secretary of the Cooperative prior to or at the meeting in which it is given. No proxy shall be irrevocable and any proxy may be revoked at any time in writing or in person at the meeting for which it was given. No Proxy shall be voted or acted upon after one (1) year from its date.

         3.8 Necessity of Two-Thirds Vote. Except as otherwise provided in these Bylaws or required by law, the affirmative vote of two-thirds (2/3) of the stockholder members present in person or by proxy at a meeting at which a quorum is in attendance shall be necessary to decide in favor of any matter properly submitted to the meeting.

         3.9 Disputes. Any dispute as to the voting rights of stockholder members shall be submitted to the Secretary of the Cooperative to be decided upon by the Chairman of the Board of Directors, or, in his absence, the Vice-Chairman with the stockholder member whose voting rights are in issue having the right to appeal this decision to the Board of Directors.

         3.10 Organization of Meetings. The Chairman of the Board of Directors, or the Vice-Chairman, if the Chairman is not present, and the Secretary of the Cooperative shall act as chairman and secretary, respectively, at all meetings of stockholder members of the Cooperative.

                                   ARTICLE IV

                               Board of Directors

         4.1      General.

                  (a) The property and affairs of the Cooperative shall be managed by a governing body to be known as the Board of Directors. The Board of Directors shall be composed of up to twenty-one (21) persons who shall be nominated and elected and shall serve for terms as hereinafter provided.

                  (b) The Secretary of the Cooperative shall notify stockholder members in writing no later than seventy-five (75) days prior to the annual meeting of stockholder members of the date of such meeting. Such notice shall advise them that nominations for members of the Board of Directors whose terms will expire at such meeting must be submitted to the Secretary in writing not later than sixty (60) days prior to the meeting date. Such notice shall also specify the names of directors whose terms are expiring and the names of directors who have resigned, died, or otherwise been removed from office since the last annual meeting of stockholder members, and shall identify the Series of Membership Common Stock entitled to elect successors to such directors. Each nomination submitted to the Secretary shall be accompanied by a written statement signed by the nominee, including nominees to represent the Series H, I, K and L Membership Common Stock, that he or she (i) will serve and is eligible to serve in such capacity if elected, (ii) will participate in a director orientation program in accordance with the Board's current orientation policies, and (iii) will enter into a director confidentiality agreement in such form as the Board may adopt from time to time. Each stockholder member (other than the NCAC and KFC National Management Company) may nominate not more than one person to serve as the director who may be elected by the Series of Membership Common Stock held by such stockholder member. NCAC and KFC National Management Company may each nominate two persons to serve as the directors who may be elected by the series of Membership Common Stock held by them. The Taco Bell franchisees, collectively holding Series O, or Series O and Series P, or Series Q, Series P and Series Q, as the case may be, when shares of such series have been issued and exist pursuant to Section 2.4(b) and (c) hereof, may nominate one person to serve as a director (the "Taco Bell at large director") who may be elected by Series O, Series P and Series Q as the case may be.

                  (c) Each of Series A through Series J, Series M and Series N shall be entitled to elect, as a series, one member of the Board of Directors, and of Series K and Series L shall be entitled to elect, as a series, two members of the Board of Directors; provided, however, that until and unless the holders of Series J Membership Common Stock and the holders of Series M Membership Common Stock hold one hundred (100) or more shares of Store Common Stock purchased or held with respect to Kentucky Fried Chicken outlets located in Foreign Territories or in Canada, respectively, the Series J member and the Series M member of the Board of Directors shall be nominated by a holder of Series J or Series M Membership Common Stock, as the case may be, but shall be elected by a plurality vote of all the shares of Membership Common Stock entitled to vote at the annual meeting of the stockholder members. Series O, Series P and Series Q when shares of such series have been issued and exist pursuant to Section 2.4(b) and (c) hereof, (i) shall each be entitled to elect, as a series, one member of the Board of Directors, and (ii) shall collectively be entitled to elect the Taco Bell at large director.

                  (d) In addition to the members of the Board of Directors elected by the holders of Membership Common Stock, there shall be one (1) independent member of the Board of Directors (the "Independent Director") who shall not in any way be associated or affiliated with KFC Corporation, KFC National Management Company, Kentucky Fried Chicken International Holdings, Inc., Taco Bell Corp., or any franchisee of KFC Corporation or Taco Bell Corp. The Independent Director shall be nominated by the Board of Directors and elected by a plurality vote of the shares of Membership Common Stock entitled to vote at the annual meeting of the stockholder members.

                  (e) The President of the Cooperative shall serve as a non-voting ex-officio member of the Board of Directors.

                  (f) With the exception of the Independent Director and the President, all directors of the Cooperative must be stockholder members of the Cooperative or an officer, shareholder, employee or partner of an entity which is a stockholder member of the Cooperative. Each director must be a member or an officer, director, shareholder, employee or partner of the organization which is entitled to vote for (or in certain circumstances concerning Series J, nominate) such director.

                  (g) All voting directors of the Cooperative shall be divided into three classes, designated Class I, Class II and Class III. Such classes shall be as nearly equal in number as the then total number of voting directors permits, with the term of office of one class expiring each year. Should the number of voting directors not be equally divisible by three, the excess of directors over a number divisible by three shall be classified in Class III if there is an excess of one and in Class II and III if there is an excess of two. The Board of Directors shall by majority vote designate which series of membership shall elect directors within Class I, II and III, respectively, but by such designations may not shorten the term of any director.

                  (h) No person shall hold more than one (1) seat on the Board of Directors at any one time. Except for the holders of the Series K and Series L Membership Common Stock who are entitled, as a Series, to elect two (2) members of the Board of Directors, not more than one (1) person affiliated with any stockholder member may hold a seat on the Board of Directors.

                  (i) The initial Class I directors shall hold office for a term commencing with the adoption of these Bylaws and expiring at the annual meeting next ensuing and until their successors are elected and take office. The initial Class II directors shall hold office for a term commencing with the adoption of these Bylaws and expiring at the second annual meeting thereafter and until their successors are elected and take office. The initial Class III directors shall hold office for a term commencing with the adoption of these Bylaws and expiring at the third annual meeting thereafter and until their successors are elected and take office. The successors to the initial Class I, Class II and Class III directors shall each be elected for terms commencing as of the date of their election and continuing until the third annual meeting of stockholder members thereafter and until their respective successors are duly elected and qualified.

                  (j) Whenever any member of the Board of Directors ceases to fulfill the eligibility requirements of this Section 4.1, his membership on the Board of Directors shall automatically terminate and the vacancy so created shall be filled in the manner prescribed in Section 4.2.

                  (k) Notwithstanding any limitation on the number of persons who may serve as members of the Board of Directors provided for in Section 4.1(a) hereof, the Board of Directors may, from time to time, by resolution provide for one or more non-voting members of the Board of Directors to serve at the pleasure and upon such terms and conditions as the Board of Directors may by resolution provide.

                   (l) No voting director of the Cooperative, except for directors elected by the Series H, I or K Membership Common Stock, may serve more than two consecutive three years terms (whether representing the same or a different Series) without having not served as a voting director for an entire period between two consecutive annual meetings of the stockholder members (a "meeting period") before reelection. For purposes of this Section 4.1(l), (i) service for a term which equals or exceeds two meeting periods shall be deemed to be a three year term and a term which does not exceed two meeting periods shall not be deemed to be a three year term, and (ii) no term which commenced prior to the annual meeting of the stockholder members held in 1999 shall count as a consecutive term or otherwise shorten the eligibility of any director.

         4.2 Vacancies. Except as herein provided, all vacancies on the Board of Directors shall be filled by the Board of Directors. In filling any vacancy, the Board of Directors shall seek the advice and counsel of the holder or holders of the Series of stock who are entitled, as a Series, to elect the director whose position became vacant. All vacancies shall be filled as soon as practicable; however, the Board need not fill a vacancy if the holder or holders of the Series of Membership Common Stock who are entitled, as a Series, to elect the director whose position became vacant decline (a) to provide the Board with advice and counsel concerning the filling of the vacancy, or (b) to nominate a person to fill a vacancy, however created, at any annual or special meeting of the stockholders at which an election of directors occurs. For purposes of this
Article IV, the number of voting members of the Board shall not include from time to time the number of vacancies on the Board.

         Directors elected as hereinabove provided in this Section 4.2 shall serve until the next annual meeting of stockholder members, at which time the holders of the Series of Membership Common

Stock who elected the director whose position became vacant shall be entitled to elect a successor who shall serve for the remainder, if any, of the term of the director who shall have resigned, died or otherwise been removed from office.

         The person elected to fill a vacancy must fulfill the eligibility requirements for the position of the director whose position became vacant.

         4.3 Quorum. Two-thirds (2/3) of the voting members of the Board of Directors shall constitute a quorum.

         4.4 Annual Meeting. The Board of Directors shall hold its annual meeting in each calendar year at such time and place as the Board shall designate to elect its Chairman and Vice-Chairman, to elect the officers of the Cooperative for the ensuing year and to transact any other business.

         4.5 Other Meetings. Other meetings of the Board of Directors may be called by the Chairman, President or one-third (1/3) of the voting members of the Board of Directors at any time by means of written notice by mail of the time, place and purpose thereof to each member of the Board of Directors, as the Chairman, the President or one-third (1/3) of the voting members of the Board of Directors shall deem sufficient, but action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided.

         4.6 Waiver of Notice. Notice of the time, place and purpose of any meeting of the Board of Directors may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held. Attendance at a meeting shall constitute a waiver of notice, unless attendance is expressly for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         4.7 Removal of Members of the Board of Directors. The Board of Directors may, upon the affirmative vote of at least two-thirds (2/3) of all stockholder members at any time determine that any member of the Board of Directors shall be removed from the Board of Directors for cause. Upon such a vote of stockholder members, the Board of Directors shall give such director written notice of removal for cause.

         4.8 Voting. The affirmative vote of three-fifths (3/5) of all voting members of the Board of Directors shall, except as otherwise specifically provided in these Bylaws, be the act of the Board of Directors on any matter properly submitted to the Board of Directors. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting. Upon the demand of a majority of the voting members of the Board of Directors participating in a meeting, the voting upon any question before the meeting shall be by secret ballot. The President shall not be entitled to vote on matters brought before the Board of Directors.

         4.9      Chairman and Vice-Chairman.

                  (a) The Board of Directors shall at each annual meeting elect by the affirmative vote of three-fifths (3/5) of the entire Board of Directors a Chairman and a Vice-Chairman, each of whom shall serve until the next annual meeting of the Board of Directors and until his successor is duly elected and qualified.

                  (b) The duties of the Chairman shall be to preside at all meetings of the Board of Directors and stockholder members. The Chairman shall oversee the President in his assigned duties as established and authorized by the Board of Directors. The Chairman shall have the power to execute in the name of the Cooperative any authorized corporate obligation or other instrument and shall perform all acts incident to the Office of Chairman or Directors. In the absence of the Chairman or his inability to perform, the Vice-Chairman shall assume his duties.

                  (c) No Chairman may serve more than two consecutive full one year terms as Chairman without having not served as Chairman for an entire one year term before reelection as Chairman.

         4.10 Meetings: Chairman and Secretary. At all meetings of the Board of Directors, the Chairman, or in his absence, the Vice-Chairman, shall act as chairman of the meeting and the Secretary of the Cooperative shall act as secretary, except that if any one of them shall be absent, a chairman or secretary, or both, may be chosen at the meeting.

         4.11 Compensation and Expenses. The Independent Director shall be entitled to such compensation as may be determined by the Board of Directors. Except for the Independent Director, all members of the Board of Directors shall serve without compensation. Reasonable expenses of members of the Board of Directors attending regular and called meetings shall be reimbursed by the Cooperative, provided, that such expenses are not in excess of the actual cost of traveling from and returning to the member's home city, lodging, meals and other reasonable and necessary expenses. The Board of Directors shall also reimburse members of the Board of Directors and others for their reasonable expenses of attending seminars or other events at the direction of the Board of Directors.

                                    ARTICLE V

                                    Officers

         5.1 Executive Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect one or more Vice-Presidents and such other officers and assistant officers, as the Board of Directors may, from time to time, determine are necessary to manage the affairs of the Cooperative. Any one person, except as forbidden by law, may be elected to more than one office. Any person elected to office shall hold his office as such for a one (1) year period and until his successor shall have been elected and shall have accepted office, unless prior thereto such person resigns or is removed from office. The President shall at all times be subject to dismissal by the Board of Directors by the affirmative vote of two-thirds (2/3) of all voting members of the Board of Directors. Any meeting of the Board of Directors for the purpose of considering the dismissal of the President may be called upon not less than twenty (20) days nor more than sixty (60) days prior written notice which notice shall state the place, date, hour and purpose of the meeting. The other officers shall at all times be subject to dismissal by the President or the Board of Directors.

         5.2 Vacancies. Any vacancy in any office shall be filled by the Board of Directors.

         5.3 Powers and Duties of the President. The President shall be the President and Chief Executive Officer of the Cooperative and, subject to the control of the Board of Directors, shall have general charge of its business and supervision of its affairs. He shall keep the Board of Directors fully informed and freely consult with it in regard to the business of the Cooperative, and make due reports to it and to the stockholder members. The President shall have the power to execute in the name of the Cooperative any authorized corporate obligation or other instruments. The President shall also have such other powers and duties as are incident to his office and not inconsistent with these Bylaws, or as may at any time be assigned to him by the Board of Directors.

         5.4 Powers and Duties of Vice-Presidents. The Board of Directors may elect one (1) or more Vice-Presidents who shall have the powers and duties incident to their office and shall perform such duties as may at any time be assigned to them by the Board of Directors or the President.

         5.5 Powers and Duties of the Treasurer. The Treasurer, subject to the control of the Board of Directors and together with the President, shall have general supervision of the finances of the Cooperative. He shall have the care of, and be responsible for, all monies, securities, evidences of value and corporate instruments of the Cooperative, and shall supervise the officers and other persons authorized to bank, handle and disburse its funds, informing himself as to whether all deposits are or have been duly made and all expenditures duly authorized and evidenced by proper receipts and vouchers. He shall cause full and accurate books to be kept, showing the transactions of the Cooperative, its accounts, assets, liabilities and financial condition, which shall at all reasonable times be open to the inspection of any member of the Board of Directors, and he shall make due reports to the Board of Directors and the stockholder members, and such statements and reports as are required of him by law. The Treasurer shall have such other powers and duties incident to his office and not inconsistent with these Bylaws, or as may at any time be assigned to him by the Board of Directors.

         5.6 Powers and Duties of the Secretary. The Secretary shall cause to be entered in the minute books the minutes of all meetings of the Board of Directors and annual and other meetings of the stockholder members; shall have charge of the seal of the Cooperative and all other books and papers pertaining to his office, and shall be responsible for giving of all notices, and the making of all statements and reports required of the Cooperative or of the Secretary by law. The Secretary shall affix the corporate seal, attested by his signature, to all instruments duly authorized and requiring the same. The Secretary shall have such other powers and duties incident to his office and not inconsistent with these Bylaws, or as may at any time be assigned to him by the Board of Directors.

         5.7 Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries elected shall perform such duties as may properly be assigned to them by the executive officers of the Cooperative, and shall have such powers and duties, including all the powers and duties of their principals in the event of the absence of such principals from any place in which the business in hand is to be done, and as may at any time be assigned to them by the Board of Directors.

         5.8 Other Officers. The Board of Directors shall prescribe the powers and duties of any other officer or officers of the Cooperative.

         5.9 Salaries. The salary of the President of the Cooperative shall be fixed by the Board of Directors. Subject to such limitations as may be fixed by the Board of Directors from time to time, the salaries of all other employees and officers of the Cooperative shall be fixed by the President who shall report annually to the Board of Directors on all salary changes.

                                   ARTICLE VI

                         Finance, Audit and Fiscal Year

         6.1 Banking. All funds and money of the Cooperative shall be banked, handled and disbursed, and all bills, notes, checks and like obligations, and endorsements (for deposit or collection) shall be signed by such officers and other persons as the Board of Directors shall from time to time designate, who shall account therefor to the Treasurer as and when he may require. All money, funds, bills, notes, checks and other negotiable instruments coming to the Cooperative shall be collected and promptly deposited in the name of the Cooperative in such depositories as the Board of Directors shall select.

         6.2 Annual Audit. An audit by certified public accountants of the books and records of the Cooperative shall be conducted annually by a firm engaged by the Board of Directors.

         6.3 Fiscal Year. The fiscal year of the Cooperative shall be set from time to time by the Board of Directors.

                                   ARTICLE VII

                                 Indemnification

         7.1      Indemnification of Officers and Directors.

                  (a) The Cooperative shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Cooperative) by reason of the fact that he is or was a director, officer, employee or agent of the Cooperative, or is or was serving at the request of the Cooperative as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Cooperative, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the Cooperative, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Cooperative shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Cooperative to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Cooperative, or is or was serving at the request of the Cooperative as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Cooperative and except that no indemnification shall be made in respect of any claim, issue or matters as to which such person shall have been adjudged to be liable to the Cooperative unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present and former director or officer of the Cooperative has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 7.1, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this
Section 7.1 (unless ordered by a court) shall be made by the Cooperative only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in written opinion, or (4) by the stockholder members.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Cooperative in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount it shall ultimately be determined that he is not entitled to be indemnified by the Cooperative as authorized in this Section 7.1. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to this Section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) The Cooperative shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Cooperative, or is or was serving at the request of the Cooperative as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the

Cooperative would have the power to indemnify him against such liability under the provisions of this Section 7.1.

                  (h) For purposes of this Section 7.1, references to the Cooperative shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 7.1 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Section 7.1, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan, and references to "serving at the request of the Cooperative" shall include any service as a director, officer, employee or agent of the Cooperative which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Cooperative" as referred to in this Section 7.1.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery of the State of Delaware is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section 7.1 or under any bylaw, agreement, vote of stockholder members or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Cooperative's obligation to advance expenses (including attorneys' fees).

                  (l) If so provided in the Cooperative's Certificate of Incorporation, a director of the Cooperative shall not be personally liable to the Cooperative or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Cooperative or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The foregoing Article 7 is derived from Sections 145 and 102 of the General Corporation Law of the State of Delaware.

         The Cooperative has obtained a policy of insurance under which the Cooperative and its directors and officers are insured subject to specific exclusions and deductible and maximum amounts against loss deriving from any claim which may be made against the Cooperative or any director or officer of the Cooperative by reason of any act done or alleged to have been done while acting in their respective capacities.

                                  ARTICLE VIII

                                  Capital Stock

         8.1 Certificate of Stock. Every holder of capital stock in the Cooperative shall be entitled to have a certificate, signed by, or in the name of the Cooperative by, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Cooperative, certifying the number of shares owned by him in the Cooperative. The certificates of stock of the Cooperative shall be numbered and shall be entered in the books of the Cooperative as they are issued.

         8.2 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Cooperative alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Cooperative a bond in such sum as it may direct as indemnity against any claim that may be made against the Cooperative with respect to the certificate alleged to have been lost, stolen or destroyed.

         8.3 Transfers of Capital Stock. Subject to the provisions of Article II hereof, upon surrender to the Cooperative of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Cooperative to issue a new certificate to the person entitled thereto, cancel the old certificates and record the transaction upon its books.

         8.4 Fixing Record Date. In order that the Cooperative may determine the stockholder members entitled to notice of or to vote at any meeting of stockholder members or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than twenty (20) days prior to any other action. A determination of stockholder members of record entitled to notice of or to vote at a meeting of stockholder members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         8.5 Registered Stockholders. The Cooperative shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share of shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                               Patronage Dividends

         9.1 Cooperative Basis. The Cooperative shall at all times be operated on a cooperative basis for the benefit of its stockholder members. The Cooperative shall always do more than fifty percent (50%) in value of its business with its stockholder members either directly or through distributors ("participating distributors") which shall have agreed to participate in the Cooperative's patronage dividend program for its stockholder members by entering into distributor participation agreements with the Cooperative in such form as the President shall prescribe from time to time. The Cooperative may operate on a for-profit basis with respect to nonmembers.

         9.2      Patronage Dividend Distributions.

                  (a) The Board of Directors is authorized, after considering the Cooperative's need for capital and reserves, to distribute as patronage dividends directly to each stockholder member of the Cooperative amounts determined as set forth below. Solely for the purpose of determining the amount of patronage dividends distributable to a particular stockholder member of the Cooperative, the Cooperative's business with its stockholder members shall be segregated into two distinct pools: (i) the "KFC Pool," under which shall be determined the net earnings of the Cooperative from business done by the Cooperative directly with stockholder members for use by the stockholder members in KFC retail outlets owned or operated by the stockholder members and the value of business done by the Cooperative with participating distributors resulting in resales by such distributors to such stockholder members for such use; and (ii) the "Taco Bell Pool," under which shall be determined the net earnings of the Cooperative from business done by the Cooperative directly with stockholder members for use by the stockholder members in Taco Bell retail outlets owned or operated by the stockholder members and the value of business done by the Cooperative with participating distributors resulting in resales by such distributors to such stockholder members for such use.

         The amount distributable by the Cooperative as patronage dividends directly to each stockholder member of the Cooperative shall be based on

         (A)      The ratio of

                  (i) the value of business done by the Cooperative directly with such stockholder member for use by the stockholder member in KFC retail outlets owned or operated by the stockholder member and the value of business done by the Cooperative with participating distributors resulting in resales by such distributors to such stockholder member for such use, to

                  (ii) the net earnings of the Cooperative in the KFC Pool, plus

         (B)      The ratio of

                  (i) the value of business done by the Cooperative directly with such stockholder member for use by the stockholder member in Taco Bell retail outlets owned or operated by the stockholder member and the value of business done by the

         Cooperative with participating distributors resulting in resale by such distributors to such stockholder member for such use, to

                  (ii) the net earnings of the Cooperative in the Taco Bell
         Pool.

                  (b) The distribution described in subparagraph (a), is among all stockholder members, shall be directly proportional for each taxable year of the Cooperative to the purchases by each stockholder member, whether such purchases are direct or through a participating distributor.

         9.3 Timing of Payment of Patronage Dividends. Each distribution of patronage dividends shall be made within the payment period beginning with the first day of a taxable year for which the Cooperative claims a deduction for patronage dividends paid in the form of such distributions and ending with the 15th day of the 9th month following the close of such taxable year.

         9.4 Character of Distributions. Twenty percent or more of the amount of each distribution shall be paid in cash or by a "qualified check" as defined in
Section 1388(c)(4) of the Internal Revenue Code of 1986, as amended. All amounts of such distributions not paid in money or by "qualified check" shall be paid a "qualified written notice of allocation" as defined in Section 1388(c)(1) of the Internal Revenue Code of 1986, as amended.

         9.5 Consent to Stockholder Members. Membership in the Cooperative by stockholder members shall constitute a consent of each such member to include in its gross income the amount of any patronage dividend which is paid with respect to direct sales from the Cooperative, and indirect sales through participating distributors in money, "qualified checks," "qualified written notices of allocation" or other property (except "nonqualified written notices of allocation" as defined in Section 1388(d) of the Internal Revenue Code of 1986, as amended) and which is received by it during the taxable year from the Cooperative. Each stockholder member of the Cooperative, through initiating or retaining its membership after adoption of this Article IX of these Bylaws, as amended from time to time, consents to be bound hereby. The provisions of this
Article IX, as amended from time to time, shall be a contract between the Cooperative and each stockholder member as fully as though each stockholder member had signed a specific separate instrument in which the stockholder member agreed to be bound by all of the terms and provisions of this Article IX, as amended from time to time.

         9.6 Application of Patronage Dividends to Amounts Due the Cooperative. Notwithstanding any of the foregoing provisions of this Article IX, the portion of any patronage dividends which would otherwise be payable in cash under any provision of this Article IX to a stockholder member may be applied by the Cooperative to the payment of any indebtedness, the repayment of which is in default, owed to the Cooperative by any such stockholder member to the extent of such indebtedness instead of being distributed in cash, provided, however, that an amount equal to twenty percent (20%) (or, in the case of a stockholder member located in a jurisdiction to which the special withholding requirements of Sections 1441 or 1442 of the Internal Revenue Code of 1986, as amended, apply, thirty percent (30%)) of the total annual patronage dividends distributable for the applicable year to any such stockholder member shall nevertheless be paid in cash within the period set forth in Section 9.3 if any such stockholder member so requests in a writing received by the Cooperative within thirty (30) days of the first day of the Cooperative's fiscal year as established under Section 6.3.

                                    ARTICLE X

                                   Amendments

         10.1 Amendments to Bylaws. The voting members of the Board of Directors shall have the power to adopt, amend or repeal from time to time the Bylaws of the Cooperative at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such adoption, amendment or repeal of the Bylaws be contained in the notice of such special meeting, subject to the right of the stockholder members to adopt, amend or repeal the Bylaws, at any regular meeting of the stockholder members or at any special meeting of the stockholder members if notice of such adoption, amendment or repeal of the Bylaws be contained in the notice of such special meeting.